UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2016

HYPERDYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including Zip Code)

(713) 353-9400

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On December 31, 2016, Hyperdynamics Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Iroquois Master Fund Ltd., Hudson Bay Master Fund Ltd., Kingsbrook Opportunities Master Fund LP, and Parkfield Funding, LLC (collectively, the “Investors”) in connection with an action (the “Action”) filed by the Investors, Cranshire Capital Master Fund, Ltd. and Freestone Advantage Partners II, LP (collectively, the “Plaintiffs”) against the Company in the Supreme Court of the State of New York, County of New York (the “Court”) on May 9, 2012. The Action pertains to that certain Securities Purchase Agreement, dated as of January 30, 2012 (the “SPA”), pursuant to which the Plaintiffs invested $30 million in the Company in exchange for 10 million shares of the Company’s common stock and warrants to buy an additional 10 million shares of the Company’s common stock.

The Settlement Agreement contemplates: (i) the payment by the Company to the Investors in the sum of $1.35 million in cash to be made no later than January 16, 2017, which is expected to be covered under the Company’s director and officer insurance policy; and (ii) the issuance of a total of 600,000 common shares of the Company (the “Settlement Shares”) to the Investors, which Investors expressly agree not to sell, transfer, or assign before April 1, 2017. The issuance of the Settlement Shares is expected to be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), and is subject to prior approval by the Court upon finding that the terms and conditions of the exchange are fair to the Investors.

If the Court does not approve the issuance of the Settlement Shares in accordance with Section 3(a)(10), the Settlement Shares will be issued to the Investors as restricted shares and the Company will be obligated to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act with such registration statement, subject to certain exceptions, to become effective on or before April 1, 2017. Furthermore, the Settlement Agreement grants the Settlement Shares with certain “piggyback registration rights” in the event of an underwritten offering of the common stock by the Company for cash.  The parties also agreed to mutually release each other against all claims relating to the Action.

On January 5, 2017, the Company and the Investors filed with the Court a Stipulation of Discontinuance and Dismissal with Prejudice (the “Stipulation”), pursuant to which the Action was dismissed with prejudice.

The foregoing description of the Settlement Agreement and the Stipulation is qualified in its entirety by the full text of the Settlement Agreement and the Stipulation, copies of which will be filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending December 31, 2016.

The Press Release regarding the above matters is filed as Exhibit 99.1 to this Current Report.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Settlement Shares to be issued pursuant to the terms of the Settlement Agreement are subject to the entry of a final order of approval by the Court, and are expected to be issued in reliance on the exemption from registration in Section 3(a)(10) of the Securities Act.

Item 8.01              Other Events.

On January 6, 2017, the Company issued a Press Release announcing that SCS Corporation Limited, its wholly-owned subsidiary, has accepted a proposal from its drilling contractor, Pacific Drilling Operations Limited, a subsidiary of Pacific Drilling SA, to engage the Pacific Scirocco drillship in place of the Pacific Bora drillship, as was originally provided for in the definitive services contract entered into between the parties on November 28, 2016. The more advanced Pacific Scirocco drillship will be deployed for the Company’s upcoming deepwater exploration well offshore the Republic of Guinea. The Company intends to enter into a definite agreement to document this change. The above mentioned Press Release pertaining to this change is filed as Exhibit 99.2 to this Current Report.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated January 5, 2017.
99.2	Press Release of the Company, dated January 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: January 6, 2017	By:	/s/ David G. Gullickson
	Name:	David G. Gullickson
	Title:	Vice President Finance, Treasurer, and Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated January 5, 2017.
99.2	Press Release of the Company, dated January 6, 2017.